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                                                                      Exhibit 11


                        PERITUS SOFTWARE SERVICES, INC.

                     COMPUTATION OF NET LOSS PER SHARE AND
                    UNAUDITED PRO FORMA NET LOSS PER SHARE

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                   ------------------------------------------------
                                                                                        1998            1997            1996
                                                                                   ---------------  ---------------  --------------
Net loss, as reported............................................................    $ (26,673,000)  $ (67,490,000)   $ (4,921,000)
Redeemable stock preference items:
     Accrual of cumulative dividends on Series A and Series B redeemable
        convertible preferred stock..............................................               --         675,000         689,000
     Accretion to redemption value of Series A and Series B redeemable
        convertible preferred stock..............................................               --              --         347,000
     Accretion to redemption value of redeemable common stock right..............               --          57,000          66,000
                                                                                   ---------------  ---------------  --------------
Total redeemable stock preference items..........................................               --         732,000       1,102,000
                                                                                   ---------------  ---------------  --------------
Net loss available to common stockholders........................................    $ (26,673,000)    (68,222,000)   $ (6,023,000)
                                                                                   ===============  ===============  ==============
Basic weighted average common stock outstanding..................................       16,177,000       9,708,000       5,876,000
                                                                                   ===============  ===============  ==============
Basic net loss per share.........................................................    $       (1.65)  $       (7.03)   $      (1.02)
                                                                                   ===============  ===============  ==============
Diluted weighted average shares outstanding:
     a.   shares attributable to common stock outstanding........................       16,177,000       9,708,000       5,876,000
     b.   shares attributable to common stock options and warrants...............               --              --              --
                                                                                   ---------------  ---------------  --------------
                                                                                        16,177,000       9,708,000       5,876,000
                                                                                   ===============  ===============  ==============
Diluted net loss per share.......................................................    $       (1.65)  $       (7.03)   $      (1.02)
                                                                                   ===============  ===============  ==============

Net loss, as reported............................................................                    $ (67,490,000)   $ (4,921,000)
Unaudited pro forma basic and diluted weighted average shares outstanding:
     a.   shares attributable to common stock outstanding........................                        9,708,000       5,876,000
     b.   shares attributable to common stock options and warrants...............                               --              --
     c.   shares attributable to redeemable convertible preferred stock..........                        1,866,000       1,518,000
                                                                                                   ----------------  --------------
                                                                                                        11,574,000       7,394,000
                                                                                                   ================  ==============
Unaudited pro forma basic and diluted net loss per share.........................                    $       (5.83)   $      (0.67)
                                                                                                   ================  ==============
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